SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Glowpoint, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	00025940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

(973) 855-3411
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Glowpoint, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2013 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2013 Annual Meeting of Stockholders held on June 13, 2013 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say on Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote held at the Annual Meeting on the frequency of future Say on Pay votes, 8,716,210 shares voted for a one-year frequency, 146,419 shares voted for a two-year frequency, 730,818 shares voted for a three-year frequency, and 12,140,589 shares abstained from or did not vote. On August 28, 2013, the Company’s Board of Directors considered the outcome of this advisory vote and determined that the Company will hold future Say on Pay votes every three years until the occurrence of the next advisory vote on the frequency of Say on Pay votes. The next advisory vote regarding the frequency of Say on Pay votes is required to occur no later than the Company’s 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date: September 4, 2013	By:	/s/ Peter Holst
Peter Holst
Chief Executive Officer